AMENDMENT 4
                                       TO
                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT dated as of November 1, 1996 to EMPLOYMENT AGREEMENT dated as of August 1, 1994 (the "Employment Agreement") between DANSKIN, INC. ("Employer") and MARY ANN DOMURACKI ("Employee"):


     NOW, THEREFORE, in consideration of the premises of such Employment Agreement and the covenants contained therein, and other good and valuable consideration, the Employer and Employee hereby agree to amend AMENDMENT 2 of the Employment Agreement in the following respects:

     Effective November 1, 1996, Amendment 2 shall become null and void.

Paragraph 1.02 of the Employment Agreement is hereby amended to include the following:

     Position. The Employee is employed to be and serve as the Chief Executive Officer of the Employer, reporting to the Employer's Board of Directors, and shall serve on the Employer's Board of Directors.

Article II of the Employment Agreement is hereby amended to include the following:

     2.01 Primary Duty. The primary duty of the Employee shall be to exercise general power and control of all of the Employer's business affairs. The Employee shall devote her best efforts and substantially all of her working time and attention to the affairs of the Employer.

     2.02 Other Duties. In addition to the Employee's primary duties, she shall also perform such other work commensurate with her position that may from time to time be assigned to her by the Board of Directors of the Employer.

Paragraph 4.02 of the Employment Agreement is hereby amended to include the following:

     vi) a lump sum payment in the amount of $62,917, representing Base Compensation earned by the Employee under the Employment Agreement but unpaid for the period from January 1, 1995 and October 31, 1996. This amount shall be paid no later than the last day of the month in which the Employee is terminated for any reason other than "for cause" or resigns her employment following a "change in control."
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 as of the date first set forth above.


                                              DANSKIN, INC.

                                              By: /s/ Edwin W. Dean
                                              ----------------------------------
                                              Name:  Edwin W. Dean
                                              Title: Vice Chairman and Secretary


                                              /s/ Mary Ann Domuracki
                                              ----------------------------------
                                              Mary Ann Domuracki